UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Cell Genesys, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 20, 2006

TO THE STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Cell Genesys, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 20, 2006 at 10:00 a.m., local time, at the Company’s offices at 500 Forbes Boulevard, South San Francisco, California 94080, for the following purposes:

1.	To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

2.	To amend the Company’s 2002 Employee Stock Purchase Plan to increase the maximum number of shares of common stock by which the total number of shares authorized for issuance under the plan automatically increases each year from 100,000 shares to 300,000 shares, effective immediately upon stockholder approval.

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      These items of business are more fully described in the Proxy Statement accompanying this notice.
      Only stockholders of record at the close of business on April 24, 2006 are entitled to notice of and to vote at the meeting and any adjournment thereof.
      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

Sincerely,

Sharon E. Tetlow
Secretary
South San Francisco, California
April 28, 2006
IMPORTANT:
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
BOARD STRUCTURE
PROPOSAL TWO APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION
EXECUTIVE OFFICER COMPENSATION
CORPORATE GOVERNANCE
REPORT OF THE COMPENSATION COMMITTEE
MEMBERS OF THE COMPENSATION COMMITTEE AS OF FISCAL YEAR 2005
REPORT OF THE AUDIT COMMITTEE
MEMBERS OF THE AUDIT COMMITTEE AS OF FISCAL YEAR 2005
STOCKHOLDER RETURN COMPARISON
OTHER MATTERS
Appendix A

CELL GENESYS, INC.
500 Forbes Boulevard
South San Francisco, CA 94080

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited on behalf of the board of directors of Cell Genesys, Inc., a Delaware corporation (“Cell Genesys” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 20, 2006 at 10:00 a.m., local time (the “Annual Meeting”), and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s offices at 500 Forbes Boulevard, South San Francisco, California 94080. The Company’s telephone number is (650) 266-3000.
      The Company intends to mail these proxy solicitation materials and accompanying 2006 Annual Report on or about April 28, 2006, to all stockholders entitled to vote at the Annual Meeting.
Record Date
      Holders of record of the Company’s common stock at the close of business on April 24, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 45,678,142 shares of the Company’s common stock were issued and outstanding.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or time than that of the previously submitted proxy or by attending the meeting and voting in person.
Voting and Solicitation
      Every stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected. However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.
      The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

Quorum; Abstentions; Broker Non-Votes
      The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares cast by the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (the “Votes Cast”).
      A plurality of the votes duly cast is required for the election of directors. Thus, neither abstentions nor broker non-votes affect the election of directors, as only affirmative votes will affect the outcome of the election.
      The Company intends to count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Thus, abstentions will have the same effect as a vote against the proposal.
      Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.
Deadline for Receipt of Stockholder Proposals
      Proposals for the Company’s 2007 Annual Meeting of Stockholders must be received by the Company no later than December 29, 2006 in order to be considered for inclusion in the proxy statement and form of proxy relating to the Company’s 2007 Annual Meeting of Stockholders.
      The proxy holders for the Company’s 2007 Annual Meeting of Stockholders will have discretionary authority to vote as they see fit on any stockholder proposal at the meeting that is received by the Company after March 14, 2007. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the proxy holders may exercise discretionary voting authority under proxies that we solicit to vote in accordance with their best judgment on any such stockholder proposal or nomination.
      The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the 2006 Annual Meeting that is not included in this Proxy Statement. The Company has not been notified by any stockholder of his or her intent to present a new stockholder proposal at the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
      Nine directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nine nominees named below, all of whom are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the board of directors to fill the vacancy. The Company is not currently aware of any nominee who will be unable or decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting (if applicable) as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.
      The names of and certain information regarding each nominee are set forth below.

Name	Age(1)	Position

Stephen A. Sherwin, M.D.	57	Chairman of the Board and Chief Executive Officer of the Company
David W. Carter	67	Chairman of the Board and Chief Executive Officer of Xenogen Corporation
Nancy M. Crowell	57	Retired Partner of Flagship Ventures
James M. Gower	57	Chairman of the Board and Chief Executive Officer of Rigel Pharmaceuticals, Inc.
John T. Potts, Jr., M.D.	73	Physician-in-Chief and Director of Research Emeritus, Massachusetts General Hospital; Jackson Distinguished Professor of Clinical Medicine, Harvard Medical School
Thomas E. Shenk, Ph.D.	59	Elkins Professor, Department of Molecular Biology, Princeton University
Eugene L. Step	76	Retired Executive Vice President and President, Pharmaceutical Division, Eli Lilly and Company
Inder M. Verma, Ph.D.	58	ACS Professor of Molecular Biology and Virology, The Salk Institute
Dennis L. Winger	58	Senior Vice President and Chief Financial Officer of Applera Corporation

(1)	As of February 3, 2006.
      Dr. Sherwin, chairman of the board and chief executive officer, joined Cell Genesys in March 1990. Dr. Sherwin has served as chief executive officer since inception, and in March 1994 he was elected to the additional position of chairman of the board of directors. Dr. Sherwin also served as president until July 2001, at which time Dr. Vallner was appointed president. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as vice president of clinical research. Prior to 1983, Dr. Sherwin was on the staff of the National Cancer Institute. Dr. Sherwin currently serves as the chairman of the board of Ceregene, Inc., a former subsidiary of Cell Genesys, which he co-founded in 2001 and was also a co-founder of Abgenix, Inc., now part of Amgen, Inc. Dr. Sherwin is also a director of Neurocrine Biosciences, Inc. and Rigel Pharmaceuticals, Inc. and currently serves as a board member and treasurer of the Biotechnology Industry Organization. Dr. Sherwin holds a B.A. in biology from Yale University, an M.D. from Harvard Medical School and is board-certified in internal medicine and medical oncology.

      Mr. Carter has served as a director of Cell Genesys since May 1997. Mr. Carter has served as chairman of the board of directors and chief executive officer of Xenogen Corporation since November 1997. From 1991 to 1997, Mr. Carter served as president, chief executive officer and chairman of the board of directors of Somatix Therapy Corporation. Prior to 1991, he was president and chief operating officer of Northfield Laboratories. Mr. Carter also serves as a director of ImmunoGen, Inc. Mr. Carter served as director of Ceregene, Inc. until July 2004. Mr. Carter received a B.A. and an M.B.A. from Indiana University.
      Ms. Crowell has served as a director of Cell Genesys since October 2000. From May 2000 until her retirement in December 2005, Ms. Crowell was a partner of Flagship Ventures. From 1989 to 1999, Ms. Crowell was a partner and managing director at Cowen & Company. Ms. Crowell founded and managed Cowen’s healthcare investment banking practice. Prior to that, Ms. Crowell held various investment banking and research positions at Robert Fleming, Dean Witter Reynolds, Merrill Lynch and Citibank International. She has been involved in key financings and strategic transactions for many companies in the biotechnology sector including Celera Genomics Corporation, Cephalon, Inc., Genzyme Corporation, Myriad Genetics, Inc., Vertex Pharmaceuticals, Inc. and Vical, Inc. Ms. Crowell is a director of Renovis, Inc. Ms. Crowell holds an M.B.A. from the Haas Graduate School of Business at the University of California, Berkeley and a B.A. from Wellesley College.
      Mr. Gower has served as a director of Cell Genesys since July 1996. In 1996, Mr. Gower became chairman and chief executive officer of Rigel Pharmaceuticals, Inc. From 1992 to 1996, Mr. Gower served as president and chief executive officer of Tularik, Inc. From 1981 to 1990, he held several positions with Genentech, Inc., most recently as senior vice president responsible for sales, marketing, business development and product planning. From 1972 to 1981, Mr. Gower served in a variety of positions in sales and marketing at American Hospital Supply Corporation, most recently as vice president of marketing. Mr. Gower received a B.S. in operations research and an M.B.A. from the University of Tennessee.
      Dr. Potts has served as a director of Cell Genesys since May 1997. His career spans more than 40 years of service in science and medicine. Dr. Potts is currently the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School. After medical training at the University of Pennsylvania, he did his internship and residency at the Massachusetts General Hospital (MGH) from 1957 to 1959, then went to the National Institutes of Health (NIH) to work with Nobel laureate Christian Anfinsen in protein chemistry. Dr. Potts remained at the NIH from 1959 to 1968, when he returned to the MGH as chief of endocrinology. He served as chairman of the Department of Medicine and physician-in-chief from 1981 to 1996. In his role as director of research from 1995 to 2004, Dr. Potts was responsible for developing policies and strategies for preserving and strengthening the extensive scientific research effort at the MGH, an endeavor which he continues to the present. The author or co-author of more than 500 scientific publications, he is a member of the National Academy of Sciences, the Institute of Medicine, and the American Academy of Arts and Sciences. Dr. Potts is a director of ReceptorBase, Inc. and Cell Taxys, a founder of NuVios, Inc., and a member of the Scientific Advisory Boards of MPM Capital and HealthCare Ventures, as well as the Medical Advisory Board of Cell Genesys.
      Dr. Shenk has served as a director of Cell Genesys since August 2001. Dr. Shenk has been Elkins Professor of Molecular Biology at Princeton University since 1984 and is a world-renowned expert in virology and gene therapy who brings over 20 years of experience in the biopharmaceutical field. Dr. Shenk is a member of the National Academy of Sciences, the Institute of Medicine, the American Academy of Arts and Sciences and the American Academy of Microbiology. He is a past president of the American Society for Virology and of the American Society for Microbiology, and has published more than 200 scientific papers in various journals. Dr. Shenk is also a member of the board of directors of Merck & Co., Inc. and CV Therapeutics, Inc. Dr. Shenk, who trained as a postdoctoral fellow in molecular biology at Stanford Medical Center, received his B.S. in biology from the University of Detroit and his Ph.D. in microbiology from Rutgers University.
      Mr. Step has served as a director of Cell Genesys since February 1993. From 1973 until his retirement in 1992, Mr. Step served in various positions in senior management of Eli Lilly and Company, most recently as executive vice president, president of the pharmaceutical division and a member of the board of directors and its executive committee. Mr. Step is a past chairman of the board of the Pharmaceutical Manufacturers Association and a past president of the International Federation of Pharmaceutical Manufacturers Associations. Mr. Step is also a director of Ceregene, Inc. and Guidant Corporation. Mr. Step holds a B.A. in economics from the University of Nebraska and an M.S. in finance and accounting from the University of Illinois.
      Dr. Verma has served as a director of Cell Genesys since May 1997. Dr. Verma joined The Salk Institute in 1974 and is currently co-director of the Laboratory of Genetics. Currently, Dr. Verma is also an adjunct professor, department of biology, at the University of California, San Diego and has been a member of the faculty since 1979. Dr. Verma is also a member of the National Academy of Sciences and the Institute of Medicine and is past president of the American Society for Gene Therapy. Dr. Verma served as a director of Ceregene, Inc. until July 2004. Dr. Verma holds a degree in Biochemistry from the Lucknow University in India and a Ph.D. in Biochemistry from the Weizmann Institute in Rehovoth, Israel.
      Mr. Winger has served as a director of Cell Genesys since January 2004. Mr. Winger currently serves as senior vice president and chief financial officer of Applera Corporation and was previously senior vice president of finance and administration and chief financial officer of Chiron Corporation. Prior to that, Mr. Winger held various senior financial management positions including chief financial officer at Cooper Companies, Inc. Mr. Winger is a director of Cephalon, Inc. and A.P. Pharma Inc. Mr. Winger holds an M.B.A. from Columbia University Graduate School of Business and a B.A. from Siena College.
      There are no family relationships among director or executive officers of the Company.
BOARD STRUCTURE
Board Independence
      The board of directors has determined that all of the nominees, except Dr. Sherwin, Dr. Shenk and Dr. Verma, satisfy the definition of “independent director” as established in Nasdaq listing standards. The board of directors has also determined that each of the members of the audit committee, the nominating and governance committee and the compensation committee satisfies the definition of “independent director” as established in Nasdaq listing standards.
Board Meetings and Committees
      The board of directors of the Company held a total of seven meetings during the fiscal year ended December 31, 2005. No incumbent director attended fewer than 85 percent of the total number of meetings of the board of directors and its committees of which he or she was a member, if any. The Company has adopted a policy that encourages members of the board of directors to attend all meetings, including meetings of committees on which they serve and the annual meeting of stockholders. Last year, Dr. Sherwin, chairman of the board and chief executive officer of Cell Genesys, attended and led the 2005 annual meeting of stockholders.
      The board of directors has an audit committee, a compensation committee and a nominating and governance committee, each of which has adopted a written charter which is reviewed annually. The charters of the audit committee and the nominating and governance committee are available on the Company’s website at http://www.cellgenesys.com.
      The audit committee of the board of directors currently consists of Messrs. Winger and Step and Ms. Crowell. The audit committee met eight times during 2005. The board of directors has determined that Mr. Winger is qualified as an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and Nasdaq. The audit committee is responsible for engagement of the Company’s independent registered public accounting firm and pre-approving related party transactions and all audit and non-audit services provided by the Company’s independent registered public accounting firm, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls. The audit committee also serves as the Company’s qualified legal compliance committee (QLCC). The report of the audit committee for fiscal 2005 is included in these proxy solicitation materials.
      The compensation committee of the board of directors, which currently consists of Dr. Potts and Messrs. Carter and Step, met five times during fiscal year 2005. The compensation committee reviews and approves the compensation of, and grants of stock options to, the Company’s executive officers; sets corporate objectives relevant to executive compensation and reviews executive officer performance in light of these objectives; reviews and approves employment agreements, severance arrangements and applicable change in control agreements for the Company’s executive officers; and administers, amends and interprets the Company’s equity incentive plans and benefits programs. The report of the compensation committee for fiscal 2005 is included in these proxy solicitation materials.
      The nominating and governance committee of the board of directors currently consists of Ms. Crowell, Dr. Potts and Mr. Winger. The nominating and governance committee met once during 2005. The committee makes recommendations as to the size and composition of the board; reviews qualifications of potential candidates for election to the board; recommends the slate of nominees for presentation at the annual stockholders’ meeting; makes recommendations with respect to the membership of committees; and assesses the performance of the board and its members. This committee also is responsible for succession planning. This committee also oversees issues of corporate governance as they apply to the Company and recommends amendments to the Company’s corporate governance procedures where appropriate. The nominating and governance committee will consider nominees by stockholders in accordance with the Company’s bylaws.
Compensation of Directors
      Directors who are not employees of the Company receive an annual retainer of $15,000 and a fee of $1,000 for each board meeting attended, as well as reimbursement of expenses incurred in attending board meetings. The chairperson of the compensation and nominating and governance committees each receive an annual retainer of $4,000 and the members of these committees each receive an annual retainer of $3,000. The chairperson of the audit committee receives an annual retainer of $8,000, and the members of the audit committee each receive an annual retainer of $6,000.
      Under the terms of the 2005 Equity Incentive Plan, non-employee directors are granted, on the date they initially become a director, an option to purchase 30,000 shares of the Company’s common stock, which vests as to 25 percent of the shares subject to the option one year after the date of grant, and as to 1/48 th of the shares subject to the option each month thereafter, provided that the optionee continues to serve as a director on each relevant vesting date. In addition, non-employee directors are granted annually an option to purchase 7,500 shares of the Company’s common stock, which vests fully on the date of the grant.
      Certain directors also serve as consultants to provide additional services for the Company’s key research and development programs. In consideration of such additional services, during 2005, Dr. Shenk, Dr. Verma each earned $18,750 and Dr. Potts earned $25,000. Dr. Potts was granted an option to purchase 2,500 shares of Cell Genesys common stock with an exercise price equal to the fair market value of the underlying stock on the date of grant. Also, in connection with their service under these agreements, Dr. Shenk, Dr. Verma and Dr. Potts were each granted options to purchase 2,500 shares of Cell Genesys common stock in each of fiscal years 2004 and 2003, in each case with an exercise price equal to the fair market value of the underlying stock on the date of grant.
Required Vote
      The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted will be elected as directors.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES.

PROPOSAL TWO
APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN
      This is a proposal to approve an amendment to our 2002 Employee Stock Purchase Plan (the “Purchase Plan”) to adjust the automatic annual share replenishment provision currently effective in the Plan. In April 2002, the board adopted, and the stockholders subsequently approved, the Purchase Plan. The total number of shares originally reserved for issuance under the Purchase Plan was 200,000 shares of common stock, plus annual increases (the “evergreen”) to be added on the first day of the Company’s fiscal year beginning in 2003, equal to the lesser of (a) 100,000 shares, (b) 1/2 percent of the outstanding shares on such date or (c) an amount determined by our board of directors. In April 2006, the board amended the Purchase Plan, subject to stockholder approval, to increase the maximum annual increase in the share reserve under the Purchase Plan from 100,000 shares to 300,000 shares, effective immediately upon stockholder approval. If the proposed amendment is approved by our stockholders, the annual evergreen increase will be the lesser of (a) 300,000 shares, (b) 1/2 percent of the outstanding shares on such date or (c) an amount determined by our board of directors. In addition, as a result of the amendment the number of shares currently reserved for issuance under the Purchase Plan will increase by 200,000 shares, reflecting the newly approved 300,000 share increase for 2006 less the 100,000 share increase for 2006 that has already occurred under the Purchase Plan’s original terms. In the event that the proposed amendment to the Purchase Plan is not approved by stockholders, then the Company plans to make a pro rata allocation of the Common Stock currently available for the current purchase period.
      As of February 3, 2006, an aggregate of 563,997 shares of the Company’s common stock had been issued under the Purchase Plan. Only 36,003 shares of common stock remained available for future issuance under the Purchase Plan. It is expected that the number of shares which would otherwise be issued in the current purchase period under the Purchase Plan will be substantially larger than this available number.
      The board of directors adopted this amendment in order to ensure that the Company can continue to offer participation under the Purchase Plan at levels determined appropriate by the board. Our named executive officers and employee directors have an interest in this proposal because they are eligible to receive awards under the Purchase Plan.
      The essential features of the purchase plan, as amended, are outlined below:
General.
      The Purchase Plan was adopted by our board of directors in April 2002. The purpose of the Purchase Plan is to provide a means by which employees of the Company may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code.
Administration.
      The Purchase Plan may be administered by the board of directors or a committee appointed by the board. The Compensation Committee currently administers the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.
Stock Subject to Purchase Plan.
      A total of 200,000 shares of common stock were initially reserved for issuance under the Purchase Plan. Additionally, beginning on the first day of the Company’s fiscal year beginning in 2003, an additional number of shares of common stock have been added, and will continue to be added, to the Purchase Plan equal to the lesser of (a) 100,000 shares, (b) 1/2 percent of the outstanding shares on such date or (c) an amount determined by our board of directors. Shares sold under the Purchase Plan may be newly issued shares or treasury shares. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the ESPP.
      If the proposed amendment to the Purchase Plan is approved by our stockholders, the annual increase will be the lesser of (a) 300,000 shares, (b) 1/2 percent of the outstanding shares on such date or (c) an amount determined by our board of directors. This change will be effective for 2006, resulting in an immediate 200,000 share increase in the shares reserved under the Purchase Plan.
Offerings.
      The Purchase Plan has consecutive and overlapping twenty-four month offering periods that usually begin every six months. Each twenty-four month offering period includes four six-month purchase periods, during which payroll deductions are accumulated, and, at the end of each of which, shares of our common stock are purchased with a participant’s accumulated payroll deductions. Our board of directors has the power to change the duration of future offering periods prior to the scheduled beginning of the first offering period to be affected. The current offering commenced on February 1, 2006 and ends on February 1, 2008.
Eligibility.
      Each of our employees whose customary employment is at least twenty (20) hours per week and more than five (5) months in any calendar year is eligible to participate in the Purchase Plan; except that no employee may participate to the extent that, as of the beginning of the offering period, such employee would own 5 percent of either the voting power or value of our stock or any of our subsidiaries. In addition, no participant may participate at a rate that would allow him or her to purchase shares under the Purchase Plan having a value (determined at the fair market value of shares at the beginning of the offering period) in excess of $25,000 in any calendar year. As of March 31, 2006, we had approximately 270 employees who would be eligible to participate in the Purchase Plan.
Participation in the Plan.
      To participate in the Purchase Plan, an eligible employee must authorize payroll deductions to be made pursuant to the Purchase Plan. Such payroll deductions may not exceed 10 percent of a participant’s compensation during the offering period.
      Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with us terminates. Technically, at the beginning of each offering period, each participant is granted an option to purchase shares of our common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but assuming the participants’ employment has not terminated, is automatically exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.
Purchase Price.
      Shares of our common stock are purchased under the Purchase Plan at a purchase price equal to 85 percent of the lesser of the fair market value of our common stock on (i) the first day of the offering period or (ii) the last day of the purchase period. If the fair market value of our common stock at the end of any purchase period is lower than the fair market value on the first day of that offering period, then, subject to applicable law, all participants in that offering period will be automatically withdrawn from that offering period and re-enrolled in a newly commenced offering period.

Payment of Purchase Price; Payroll Deductions.
      The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase in any single purchase period more than the number of shares determined by dividing $12,500 by the fair market value of a share on the first day of the offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions within limits set by the administrator. All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to purchases under the Purchase Plan are used for general corporate purposes. A participant may not make any additional payments into his or her account.
Withdrawal.
      While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such a withdrawal may be elected at any time prior to the end of an offering period. Upon any such withdrawal, the Company will distribute to the employee his or her accumulated payroll deductions, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering period, and such employee’s participation interest in the offering period will be automatically terminated. The employee is not entitled to again participate in that offering period; however, such a withdrawal will not affect the employee’s eligibility to participate in subsequent offerings under the Purchase Plan. The employee will be required to deliver a new participation agreement in order to participate in subsequent offering periods under the Purchase Plan.
Termination of Employment.
      Upon termination of a participant’s employment for any reason, including disability or death, the payroll deductions credited to the participant’s account (to the extent not already used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.
Adjustments upon Changes in Capitalization, Dissolution or Liquidation, Merger or Change of Control.

Changes in Capitalization.
      Subject to any required action by our stockholders, the number of shares reserved under the Purchase Plan, the number of shares that may be added to the Purchase Plan on an annual basis, the maximum number of shares that may be purchased during any purchase period, as well as the price per share of common stock at which shares are issued under the Purchase Plan shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of outstanding shares of our common stock effected without receipt of consideration by us; provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by our board of directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock under the Purchase Plan.

Dissolution or Liquidation.
      In the event of our proposed dissolution or liquidation, the board of directors shall shorten any purchase periods and offering periods then in progress by setting a new purchase period end date, and any offering periods shall end on that date. The new purchase period end date shall be prior to the dissolution or liquidation. If the board of directors shortens any purchase periods and offering periods then in progress, the board of directors shall notify each participant in writing, at least ten business days prior to the new purchase period end date, that the end date has been changed to the new date and that the participants’ accumulated payoff deductions will automatically be used to purchase shares of common stock on the new date, unless the participant withdraws from the offering period.

Merger or Change of Control.
      In the event of any merger or “change of control” as defined in the Purchase Plan, the Purchase Plan shall be assumed or an equivalent plan shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the purchase plan, the board of directors shall shorten any purchase periods and offering periods then in progress by setting a new purchase period end date, and any offering periods shall end on the new date. The new date shall be prior to the effective date merger or change of control. If the board of directors shortens any purchase periods and offering periods then in progress, the board of directors shall notify each participant in writing, at least ten (10) business days prior to the new purchase period end date, that the end date has been changed to the new date and that the participants’ accumulated payoff deductions will automatically be used to purchase shares of common stock on the new date, unless the participant withdraws from the offering period.
Amendment and Termination of the Plan.
      Our board of directors may at any time terminate or amend the Purchase Plan. An offering period may be terminated by the board of directors at the end of any purchase period, if the board of directors determines that termination of the Purchase Plan is in our best interests and the best interests of our stockholders. Generally, however, no such termination can affect a purchase period in progress, if such amendment would require stockholder approval in order to comply with Section 423 of the Internal Revenue Code. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting.
Certain Federal Income Tax Information.
      The following brief summary of the effect of federal income taxation upon participants and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
      The Purchase Plan is intended to qualify for favorable federal income tax treatment as an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code.
      A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15 percent of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Participation in the 2002 Purchase Plan.
      Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable.
      The following table sets forth certain information regarding shares purchased under the Purchase Plan during fiscal year 2005 and the payroll deductions accumulated at the end of fiscal year 2005 for each of the named officers, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group.

				Payroll
	Number of		Average Price	Deductions as of
Name of Individual or Group	Shares Purchased	Dollar Value(1)	per Share(2)	Fiscal Year End(3)

Stephen A. Sherwin, M.D.	3,732	$3,686	$5.60	$8,879
Joseph J. Vallner, Ph.D.	—	—	—	—
Robert H. Tidwell	—	—	—	—
Peter K. Working, Ph.D.	—	—	—	—
Michael W. Ramsay	4,333	$4,279	$5.60	$10,947
All current executive officers as a group	12,398	$12,243	$5.60	$30,292
All other employees as a group	187,556	$186,236	$5.63	$319,098

(1)	Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

(2)	Weighted average purchase price per share under the Purchase Plan.

(3)	Cumulative payroll deductions held at December 31, 2005 for the purchase of shares under the Purchase Plan on the next purchase date of February 1, 2006.
Required Vote
      The stockholders are requested in this Proposal 2 to approve the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the amendment to the Purchase Plan.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK BY WHICH THE TOTAL NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN AUTOMATICALLY INCREASES EACH YEAR FROM 100,000 SHARES TO 300,000 SHARES, EFFECTIVE IMMEDIATELY UPON STOCKHOLDER APPROVAL.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee of the board of directors has selected Ernst & Young LLP as the independent registered public accounting firm for the Company to audit the financial statements of the Company for the fiscal year ending December 31, 2006. Ernst & Young LLP has audited the Company’s financial statements since the year ended December 31, 1989. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees Billed to the Company by Ernst & Young LLP during Fiscal Years 2005 and 2004
      The aggregate fees for professional services rendered by Ernst & Young LLP for each of the last two years, in the following categories are (in thousands):

	2005	2004

Audit fees(1)	$664	$696
Audit-related fees(2)	$18	$12
Tax fees	$—	$—
All other fees(3)	$2	$—

(1)	Audit fees billed by Ernst & Young LLP include the integrated audit of the Company’s financial statements and internal controls over financial reporting included in the Annual Report on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and comfort letters, consents and assistance with review of documents filed with the Securities and Exchange Commission including those associated with financing transactions during 2005.

(2)	Audit-related fees for fiscal 2005 and 2004 consisted primarily of accounting consultations.

(3)	All other fees for fiscal 2005 consisted of online information services.
      The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.
      The audit committee of the board of directors has considered whether the provision of the services covered in this section is compatible with maintaining Ernst & Young LLP’s independence.
Required Vote
      The ratification of the appointment of Ernst & Young LLP and the authorization of the audit committee of the board of directors to agree to Ernst & Young LLP’s fees are being submitted to the stockholders at the Annual Meeting. If such appointment is not ratified, the audit committee will reconsider its decision to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm. The affirmative vote of the holders of a majority of the shares of the Company’s common stock voting in person or by proxy on this proposal at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
OTHER INFORMATION
Stock Ownership of Principal Stockholders and Management
      The following table sets forth the beneficial ownership of common stock of the Company as of February 3, 2006 by: (a) each person known to the Company to beneficially own five percent or more of the outstanding shares of our common stock; (b) each of the Company’s directors; (c) each of the Company’s executive officers named in the Summary Compensation Table below; and (d) all current directors and executive officers as a group. Unless otherwise indicated below, the address of each of the individuals named below is: c/o Cell Genesys, Inc., 500 Forbes Boulevard, South San Francisco, California 94080.

	Shares Beneficially	Percentage
Name and Address of Beneficial Owner	Owned(1)	Beneficially Owned(2)

5% Stockholders
Mazama Capital Management, Inc.	4,511,207	9.88%
One SW Columbia
Portland, OR 97258
Royce & Associates, LLC	4,200,004	9.20%
1414 Avenue of the Americas
New York, NY 10019
Legg Mason, Inc.	3,792,000	8.31%
100 Light Street
Baltimore, MD 21202
Kopp Holding Co. LLC(3)	2,857,890	6.26%
7701 France Avenue South, Suite 500
Edina, MN 55435
Citicorp Global Markets Holdings, Inc.	2,321,715	5.09%
388 Greenwich Street
New York, NY 10013
Directors and Executive Officers
Stephen A. Sherwin, M.D.(9)	1,408,621	3.02%
David W. Carter(4)	67,500	*
Nancy M. Crowell(5)	60,000	*
James M. Gower(6)	104,036	*
John T. Potts, Jr., M.D.(7)	96,536	*
Thomas E. Shenk, Ph.D.(8)	126,500	*
Eugene L. Step(10)	97,500	*
Inder M. Verma, Ph.D.(11)	146,446	*
Dennis L. Winger(12)	22,500	*
Michael W. Ramsay(13)	218,515	*
Robert H. Tidwell(14)	242,396	*
Joseph J. Vallner, Ph.D.(15)	461,339	1.00%
Peter K. Working, Ph.D.(16)	216,287	*
All current executive officers and directors as a group (18 persons)(17)	3,911,735	8.00%

*	Less than one percent

(1)	The information in this table is based upon information supplied by directors and officers and, in the case of five percent stockholders, upon information contained in Schedules 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table, to the Company’s knowledge, have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Percentage of beneficial ownership is based on 45,640,836 shares of common stock outstanding as of February 3, 2006. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	Based solely on information reported by Kopp Investment Advisors, LLC (“Kopp”) on a Schedule 13G filed with the SEC on December 31, 2005, which reported that Kopp has sole investment power with respect to 2,340,990 of the shares, sole voting authority with respect to none of the shares, shared voting power over 750,000 of the shares and shared investment power over 1,787,890 of the shares. 2,567,890 shares are held in a fiduciary or representative capacity, and no person individually has an interest that relates to more than five percent of the Company’s common stock. The address of Kopp is 7701 France Avenue South, Suite 500, Edina, MN 55435.

(4)	Consists of 67,500 shares subject to options that are exercisable within 60 days after February 3, 2006.

(5)	Consists of 60,000 shares subject to options that are exercisable within 60 days after February 3, 2006.

(6)	Includes 97,500 shares subject to options that are exercisable within 60 days after February 3, 2006.

(7)	Includes 74,000 shares subject to options that are exercisable within 60 days after February 3, 2006.

(8)	Includes 102,500 shares subject to options that are exercisable within 60 days after February 3, 2006.

(9)	Includes 967,656 shares subject to options that are exercisable within 60 days after February 3, 2006. Additionally, includes 30,000 shares held in irrevocable trust for Dr. Sherwin’s child, as to which Dr. Sherwin disclaims any beneficial ownership.

(10)	Includes 67,500 shares subject to options that are exercisable within 60 days after February 3, 2006.

(11)	Includes 99,250 shares subject to options that are exercisable within 60 days after February 3, 2006.

(12)	Consists of 22,500 shares subject to options that are exercisable within 60 days after February 3, 2006.

(13)	Includes 204,271 shares subject to options that are exercisable within 60 days after February 3, 2006.

(14)	Consists of 242,396 shares subject to options that are exercisable within 60 days after February 3, 2006.

(15)	Includes of 457,439 shares subject to options that are exercisable within 60 days after February 3, 2006.

(16)	Includes 214,271 shares subject to options that are exercisable within 60 days after February 3, 2006.

(17)	Includes 3,271,881 shares subject to options that are exercisable within 60 days after February 3, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10 percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors and 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.
      Based solely on its review of copies of such forms received by the Company, or written representations from certain reporting persons that no filings on Forms 5 were required for such persons, the Company believes that, during 2005, its executive officers, directors and 10 percent stockholders complied with all applicable Section 16(a) filing requirements except that Dr. John Potts did not timely file one Form 4 with respect to a grant of 2,500 stock options, but such transaction was subsequently reported and all transactions are reflected in this Proxy.
EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
      The following table sets forth certain information concerning the compensation of the Company’s chief executive officer and each of the four other most highly compensated executive officers (collectively, the “Named Officers”) for services rendered to the Company in all capacities during the last three fiscal years.

						Long-Term
	Annual Compensation					Compensation

						Securities		All Other
				Other Annual		Underlying		Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Compensation ($)		Options(3)		($)(4)

Stephen A. Sherwin, M.D.	2005	$532,500	$200,000	$3,842	(2)	112,500	(5)	$3,000
Chairman of the Board & Chief	2004	507,500	250,000	—		60,000	(6)	3,000
Executive Officer	2003	485,000	125,000	—		60,000	(7)	3,000
Joseph J. Vallner, Ph.D.	2005	380,000	115,000	—		70,000	(5)	—
President & Chief	2004	362,000	135,000	—		37,500	(6)	—
Operating Officer	2003	346,500	70,000	—		37,500	(7)	—
Robert H. Tidwell	2005	301,500	68,000	—		55,000	(5)	3,000
Senior Vice President,	2004	290,000	85,000	—		40,000	(6)	3,000
Corporate Development	2003	273,000	60,000	—		30,000	(7)	3,000
Peter K. Working, Ph.D.	2005	294,000	80,000	—		55,000	(5)	3,000
Senior Vice President,	2004	280,000	92,500	—		30,000	(6)	3,000
Research & Development	2003	268,000	45,500	—		30,000	(7)	3,000
Michael W. Ramsay	2005	265,000	68,000	—		55,000	(5)	3,000
Senior Vice President,	2004	235,000	70,000	—		30,000	(6)	3,000
Operations	2003	222,500	35,500	—		30,000	(7)	3,000

(1)	These bonuses, which were awarded for and accrued in the year noted, were paid in the subsequent year.

(2)	Amount represents the total value received by Dr. Sherwin upon the exercise of a non-qualified stock option for 3,940 shares less the total exercise price for such option. Dr. Sherwin has not sold the shares associated with this exercise.

(3)	Cell Genesys has no restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

(4)	In January 2001, the Company introduced a 401(k) employer match for all participating employees under its Defined Contribution Plan managed by Charles Schwab. The 401(k) match equals 100 percent of the first $3,000 contributed by the employee participant.

(5)	Consists of options granted February 3, 2005, related to performance during 2004.

(6)	Consists of options granted February 2, 2004, related to performance during 2003.

(7)	Consists of options granted February 2, 2003, related to performance during 2002.

Option Grants in Last Fiscal Year
      The following table sets forth each grant of stock options to the Named Officers in fiscal year 2005:
Individual Grants

						Potential Realizable Value
			Percent of			at Assumed Annual Rate
	Number of		Total			of Stock Price
	Securities		Options			Appreciation for Option
	Underlying		Granted to	Exercise		Term(3)
	Options		Employees in	Price	Expiration
Name	Granted(1)		2005(2)	(per Share)	Date	5%	10%

Stephen A. Sherwin, M.D.	112,500	(4)	6.8%	$6.73	02/03/2015	$476,152	$1,206,662
Joseph J. Vallner, Ph.D.	70,000	(4)	4.2%	$6.73	02/03/2015	$296,272	$750,812
Robert H. Tidwell	55,000	(4)	3.3%	$6.73	02/03/2015	$232,785	$589,923
Peter K. Working, Ph.D.	55,000	(4)	3.3%	$6.73	02/03/2015	$232,785	$589,923
Michael W. Ramsay	55,000	(4)	3.3%	$6.73	02/03/2015	$232,785	$589,923

(1)	Options granted under the Company’s 1998 Incentive Stock Plan or 2005 Equity Incentive Plan have a maximum term of 10 years, but terminate earlier upon termination of employment. Shares vest over a four-year period at the rate of 1/48th per month.

(2)	Based on options to purchase an aggregate of 1,654,620 shares granted to employees in 2005.

(3)	The potential realizable value is calculated based on the 10-year term of the option and the fair market value of the common stock at the time the option was granted, compounded annually. The five percent and 10 percent assumed annualized rates of compound stock price appreciation are provided in compliance with the rules of the SEC and are not meant to represent the Company’s estimate or a projection by the Company of future common stock prices.

(4)	Consists of options granted February 3, 2005, related to performance during 2004.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth certain information concerning option exercises in 2005 and unexercised options held at December 31, 2005 by the Named Officers:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares	Value	Options at December 31, 2005		at December 31, 2005 ($)
	Acquired	Realized
Name	on Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable(2)

Stephen A. Sherwin, M.D.	10,000	$9,750	946,198	136,302	$438,700	—
Joseph J. Vallner, Ph.D.	—	—	444,574	84,426	—	—
Robert H. Tidwell	—	—	228,386	79,114	—	—
Peter K. Working, Ph.D.	—	—	201,354	73,646	—	—
Michael W. Ramsay	—	—	191,562	73,438	—	—

(1)	Fair market of the underlying securities on the date of exercise, minus the aggregate exercise price of the securities.

(2)	Fair market value of the underlying securities based on a closing price of our common stock at December 31, 2005 of $5.93 per share, less the exercise price.

Equity Compensation Plan Table
      Information as of December 31, 2005 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

(C)
Number of Shares
Remaining Available for
	(A)		Future Issuance Under
	Number of Shares to	(B)	Equity Incentive Plan
	be Issued Upon	Weighted-Average	(Excluding Shares
	Exercise of	Exercise Price of	Reflected in Column
Plan Category	Outstanding Options	Outstanding Options	(A))

Equity compensation plans approved by stockholders	8,086,774	$11.18	2,768,370	(1)
Equity compensation plans not approved by stockholders	—	—	—

(1)	Includes 2,755,051 shares available under our 2005 Equity Incentive Plan, and 13,319 shares available under our 2002 Employee Stock Purchase Plan.
Change-in-Control Agreements and Employment Contracts
      Since the time of his initial employment in March 1990, the Company has agreed to maintain Dr. Sherwin’s salary for twelve months after termination of his employment with the Company, unless the Company terminates Dr. Sherwin for cause or he terminates his employment voluntarily.
      The Company has implemented change-in-control agreements for certain executive officers. Under these agreements, the Company has agreed to provide Robert J. Dow, MBChB, Carol C. Grundfest, Kristen Hege, M.D., Christine McKinley, Michael W. Ramsay, Sharon E. Tetlow, Robert H. Tidwell, Joseph J. Vallner, Ph.D. and Peter K. Working, Ph.D. with severance payments in an aggregate amount equal to twelve months salary plus bonus and certain employee benefits, following a change in control of the Company and (i) termination without cause by the Company or (ii) constructive termination. Also, under a similar change-in-control agreement, the Company has agreed to provide Dr. Sherwin with severance payments in an aggregate amount equal to two years salary plus bonus and certain employee benefits. Included in Dr. Sherwin’s change-in-control agreement is a provision for payments by the Company of certain taxes that may be incurred as a consequence of the agreement. Dr. Sherwin’s change-in-control agreement, when applicable, will supersede his employment contract.
CORPORATE GOVERNANCE
      The Company and its board of directors are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, the Company regularly reviews its corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. The Company also closely monitors guidance issued or proposed by the Securities and Exchange Commission, new listing standards of Nasdaq, and the provisions of the Sarbanes-Oxley Act. As a result of our review of these matters, as well as the emerging best practices of other companies, we have implemented the following:
Director Independence

•	We have confirmed that a majority of our directors are independent as defined by currently available SEC and Nasdaq regulations.

•	The Company’s independent directors hold formal meetings convened separately from management, which meetings do not include our chairman of the board and chief executive officer and are chaired by an independent director.

•	The audit, compensation, and nominating and governance committees consist solely of independent directors.
Audit Committee

•	All audit committee members possess the required level of financial literacy.

•	The audit committee charter makes explicit the following:

o	The audit committee’s ability to retain independent consultants and experts as it sees fit, at Company expense;

o	The audit committee’s right to appoint, review and assess the performance of our independent registered public accounting firm;

o	The audit committee’s ability to hold regular executive sessions with our independent registered public accounting firm, the Company controller, and other Company officers directly, as it considers appropriate;

o	The audit committee’s requirement to review and approve in advance non-audit services by our independent registered public accounting firm, as well as related party transactions;

o	The audit committee’s duty to establish a formal complaint monitoring procedure (whistleblower policy) to enable confidential and anonymous reporting to the audit committee; and

o	The audit committee’s authority over the independent registered public accounting firm’s rotation policy.
Other Governance Matters

•	We have established a formal Code of Business Conduct and Ethics that applies to all officers, directors and employees.

•	We have established a formal compensation committee charter and nominating and governance committee charter.

•	We have established a requirement that any waiver or amendment to the Code of Business Conduct and Ethics involving a director or officer be reviewed by the nominating and governance committee and disclosed to our stockholders or required by applicable law.

•	We have adopted an Insider Trading Policy including control procedures that comply with SEC and Nasdaq regulations.

•	We have established a policy whereby the board reviews its own performance on an annual basis.

•	We have prohibited loans to our officers and directors.
      More details on our corporate governance initiatives, including copies of our Code of Business Conduct and Ethics and our committee charters can be found in the “Corporate Governance” section of our web site at http://www.cellgenesys.com.
Policy for Director Recommendations and Nominations
      The nominating and governance committee considers candidates for board membership recommended by the board of directors, management and the Company’s stockholders. It is the policy of the nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding no less than five percent of the total outstanding shares of the Company. Stockholders must have held such common stock continuously for at least twelve months prior to the date of the submission of the recommendation. The nominating and governance committee will consider persons recommended by the Company’s stockholders in the same manner as a nominee recommended by members of the board of directors or management.

      A stockholder that desires to recommend a candidate for election to the board of directors should make the recommendation in writing by letter to the Company, attention of:
Chairperson of the Nominating and Governance Committee
c/o Cell Genesys, Inc.
500 Forbes Boulevard
South San Francisco, CA 94080
      The recommendation must include:

•	the candidate’s name, home and business contact information;

•	detailed biographical data and relevant qualifications;

•	a signed letter from the candidate confirming willingness to serve;

•	information regarding any relationships between the candidate and the Company within the last three years; and

•	evidence of the required ownership of common stock by the recommending stockholder.
      In addition, a stockholder may nominate a person directly for election to the board of directors at the annual meeting of our stockholders, provided the stockholder meets the requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals. The process for properly submitting a stockholder proposal, at an annual meeting including a proposal to nominate a person for election to the board of directors, is described above in the section entitled “Deadline for Receipt of Stockholder Proposals.”
      Where the nominating and governance committee has either identified a prospective nominee or determines that an additional or replacement director is required, the nominating and governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board of directors or management. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the committee considers a number of factors, including the following:

•	The current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board.

•	Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest.

•	Such other factors as the committee may consider appropriate.
      The nominating and governance committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the board:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Skills that are complementary to those of the existing board members.

•	The ability to assist and support management and make significant contributions to the Company’s success.

•	An understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.
      In connection with its evaluation, the nominating and governance committee determines whether it will interview potential nominees. After completing the evaluation and interview, the nominating and governance committee makes a recommendation to the full board of directors as to the persons who should be nominated to the board, and the board of the directors determines the actual nominees after considering the recommendation and report of the nominating and governance committee.
Stockholder Communications to Directors
      Stockholders may communicate directly with the members of the Company’s board of directors by sending an email to the chairperson of the nominating and governance committee at board@cellgenesys.com. All directors have access to this email address. The corporate compliance officer monitors these communications and ensures that summaries of all received messages are provided to the board of directors at its regularly scheduled meetings. Where the nature of a communication warrants, the corporate compliance officer may decide to obtain the more immediate attention of the appropriate committee of the board of directors or a non-management director, or the Company’s management or independent advisors, as appropriate. The corporate compliance officer also determines whether any response to a stockholder communication is necessary or warranted, and whether further action is required.
Code of Business Conduct and Ethics
      The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of Cell Genesys, including the Company’s senior financial and executive officers. This Code is intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics is available on our website. The Company also intends to post amendments to or waivers from the Code of Business Conduct and Ethics on its website as required by applicable law.
REPORT OF THE COMPENSATION COMMITTEE
      Decisions regarding compensation of the Company’s executive officers are made by the compensation committee of the board of directors (the “Compensation Committee”). The Compensation Committee is comprised of three independent directors, Dr. Potts and Messrs. Carter and Step. The Compensation Committee is responsible for setting compensation policy and determining the annual compensation of the executive officers of the Company, including base salaries, bonuses, if any, and stock options. Periodically, including during 2005, an outside compensation expert is retained to thoroughly review certain aspects of the Company’s compensation policy and practice relative to the competitive environment. The Company’s executive pay programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to reward executives for achieving both short- and long-term goals of the Company, to link executive and stockholder interests through equity-based compensation plans, and to provide a compensation package that recognizes both individual contributions and company performance. A substantial portion of each executive’s total compensation is intended to be variable and to relate to, and be contingent upon, performance. The Compensation Committee evaluates the performance and determines the compensation of the chief executive officer and other executive officers of the Company annually, based upon individual performance and the achievement of corporate goals.
General Compensation Policy
      The primary goal of the Company is to align compensation with the Company’s business objectives and performance. The Company’s aim is to attract, retain and reward executive officers and other employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. Key elements of this goal are:

•	To recruit and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in companies in the biotechnology industry of comparable size and at a comparable stage of development;

•	To motivate executives to achieve important business and performance objectives and to reward them when such objectives are met; and

•	To align the interests of executive officers with the long-term interests of stockholders through participation in the Company’s stock option plan.
      Providing incentives to achieve these goals is done through a mix of compensation elements described below:
      Base Salary: Base salaries for all employees, including executive officers, are determined based on an established job grade and salary matrix that is designed to provide a base salary that is competitive with comparable companies. In monitoring the job grade and salary matrix, the Compensation Committee compared compensation information derived from surveys including compensation levels for companies of similar size and stage of development. Included in the survey are some, but not all, of the companies included in the Nasdaq Pharmaceutical Index, with the primary focus on biotechnology companies at a similar stage in the San Francisco Bay Area that may compete for the same pool of employees. The assessment confirmed that Cell Genesys’ base compensation was comparable to the industry averages.
      Adjustments to each individual’s base salary, including executive officers, are made in connection with annual performance reviews. The amounts of such adjustments are calculated using merit increase guidelines based on the employee’s position within the relevant compensation range and the results of his or her performance review. The recommended percentage increases are adjusted annually to reflect the Compensation Committee’s assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.
      Performance-Based Incentive Plan: Officers and other key employees may earn an annual bonus, set as a percentage of base salary, based on the achievement of individual objectives and corporate goals. Corporate goals are established at the start of each year by the Compensation Committee in conjunction with the full board of directors. These goals may include progress made in pre-clinical programs and clinical trials, strategic alliances, financing activities and the financial results of Cell Genesys. Generally, the Company does not disclose specific targets relating to these goals, because doing so may disclose confidential business information. Performance against the objectives is used to determine the amount of any cash bonuses that is paid to the Company’s employees, including each of the Company’s executive officers, for 2006. The Compensation Committee designated for each executive officer a bonus target amount, which was a percentage of the individual’s base salary, including a specific target for Dr. Sherwin. Cell Genesys’ compensation policy with respect to annual cash incentive awards was also compared to relevant market data and found to be comparable to industry averages. From time to time the Compensation Committee may elect to defer annual cash incentive awards and employ increased stock-based compensation in order to conserve the Company’s financial resources, retain key employees and align the interests of the employees with those of the stockholders.
      Stock-Based Incentive Compensation: Stock options enable Cell Genesys to provide long-term incentives to its employees, and align the interests of all employees, including the executive officers, with those of the stockholders. Options are exercisable at some point in the future at the fair market value at the time of grant, so that an option holder is rewarded only by the appreciation in price of our common stock. Stock options are granted upon commencement of employment and generally have a four-year vesting period and expire 10 years after the date of grant. Grants of additional stock options are generally made annually to all eligible employees based on performance, with additional grants also being made to certain employees following a significant change in job responsibility, scope or title. Guidelines for the number of options granted to each eligible employee are determined by the Compensation Committee based on several factors, including a valuation analysis reflecting market-based compensation and the salary grade and the performance of each participant. The size of the resulting grants developed under this procedure is targeted to be at or above competitive levels as a means of both providing an incentive for favorable performance of Cell Genesys, as well as reflecting the risk attached to the future growth of the biotechnology industry.

CEO Compensation
      Dr. Sherwin’s compensation for fiscal 2005 was determined in accordance with the compensation policy of Cell Genesys described above and the Compensation Committee’s evaluation of his overall leadership and management of the Company. Fiscal 2005 was a year of significant accomplishments for Cell Genesys. Under Dr. Sherwin’s leadership, Cell Genesys made significant progress in its clinical and pre-clinical programs, particularly with respect to advancing the Company’s GVAX® immunotherapy for prostate cancer in Phase 3 development. Additionally in 2005, the Company reported encouraging results from several of its ongoing Phase 2 clinical programs for GVAX® cancer immunotherapy products. Throughout 2005, Dr. Sherwin strived to ensure that Cell Genesys’ assets were utilized effectively and to their best advantage while he continued to optimally manage Cell Genesys’ financial resources. Dr. Sherwin’s compensation during 2005 including his salary, bonus and equity compensation in the form of a stock option grant were determined by the Compensation Committee after reviewing his leadership, management and contributions to the achievements of the key business objectives of Cell Genesys during 2005. The Compensation Committee has also received input from an outside compensation consultant in determining Dr. Sherwin’s annual compensation.
      The Compensation Committee evaluated all of the elements of Dr. Sherwin’s compensation during 2005, including his salary and bonus for the year. Dr. Sherwin’s bonus for 2005 was calculated based on the percentage of achievement of previously specified product development and financial goals for the year, with a minimum threshold of 50 percent achievement and a potential maximum of 150 percent, although the latter was not achieved in 2005. Dr. Sherwin also received a $3,000 matching contribution for his 401(k) contributions, which is available to every Cell Genesys employee. Dr. Sherwin receives no perquisites of any type in addition to his salary, bonus and equity-based compensation, and is not a participant in any long-term incentive plan or deferred compensation plan other than the Company’s 401(k) plan. The Company has no supplemental executive retirement plans.
      A grant of an option to purchase 112,500 shares of common stock at an exercise price of $6.73 per share was included as part of Dr. Sherwin’s compensation for 2005. Options granted during 2005 to all Company officers and employees were based on an assessment of overall Company performance as well as individual performance. Dr. Sherwin’s equity-based compensation in 2005 was determined by the Compensation Committee after evaluating his performance and contributions to the achievement of the previously specified product development and financial goals for the year. As of December 31, 2005, Dr. Sherwin held vested options to purchase 946,198 common shares; however, options to purchase 606,198 of these shares had exercise prices higher than the market price of our common stock on such date.
      As discussed above, if Dr. Sherwin’s employment with the Company were to be terminated without cause, he would be entitled to receive 12 months of his salary plus bonus as severance, which if it were to occur within 12 months from now, would equate to $732,500. If he were to be terminated for cause, he would receive no severance payment. Finally, if he were to be terminated in connection with a change of control, his severance would instead be two years’ salary plus bonus, which, were it to occur within 12 months from now, would equate to $1,465,000.
Compliance with Internal Revenue Code Section 162(m)
      As a result of Section 162(m) of the Internal Revenue Code, the Company may not take a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million for an officer in any one year. This limitation applies to all compensation paid to the covered executive officers that is not considered to be performance-based. Compensation that does qualify as performance-based compensation does not have to be taken into account for purposes of this limitation.
      The cash compensation paid to the Company’s executive officers during 2005 did not exceed the $1 million limit for any executive officer, nor is the cash compensation to be paid to the Company’s executive officers for 2006 expected to reach that level. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limitation, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level.
      The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of the Company’s board of directors.
MEMBERS OF THE COMPENSATION COMMITTEE AS OF FISCAL YEAR 2005
David W. Carter
John T. Potts, Jr., M.D.
Eugene L. Step
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee of the Company’s board of directors is composed of Dr. Potts and Messrs. Carter and Step, none of whom is or has been an officer or employee of the Company. The Compensation Committee makes recommendations to the board of directors concerning salaries and incentive compensation of officers of the Company. Dr. Sherwin, chairman of the board and chief executive officer of the Company, is not a member of the Compensation Committee and cannot vote on matters decided by the Compensation Committee. He participates in Compensation Committee discussions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Dr. Sherwin is excluded from discussions regarding his own salary and incentive compensation. None of the executive officers of the Company has served on the board of directors or compensation committee of any other entity, any of whose officers served on the Company’s Compensation Committee, and none of the executive officers of the Company has served on the compensation committee of any other entity, any of whose officers served on the Company’s board of directors.
REPORT OF THE AUDIT COMMITTEE
      The audit committee of the board of directors (the “Audit Committee”) is composed of Ms. Crowell and Messrs. Step and Winger, none of whom is or has been an officer or employee of the Company. The primary role of the Audit Committee is to provide oversight and monitoring of Company management and the independent registered public accounting firm and their activities with respect to the Company’s financial reporting process. The board of directors has determined that each member of the Audit Committee is “independent” as defined in the listing standards of the Nasdaq Stock Market. The board of directors has adopted a written charter for the Audit Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, including discussing the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Audit Committee reviewed with Ernst & Young LLP, an independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP the registered public accounting firm’s independence from management and the Company.
      The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for the audit. The Audit Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm. This recommendation was based on a variety of factors, including a review of the qualifications of Ernst & Young LLP’s engagement team, as well as Ernst & Young LLP’s reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee considered whether the provision of non-audit services provided by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence and has discussed with Ernst & Young LLP the registered public accounting firm’s independence.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
      The foregoing report has been submitted by the undersigned in our capacity as members of the Audit Committee of the Company’s board of directors.
MEMBERS OF THE AUDIT COMMITTEE AS OF FISCAL YEAR 2005
Nancy M. Crowell
Eugene L. Step
Dennis Winger

STOCKHOLDER RETURN COMPARISON
      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 2000 for (i) the Company’s common stock, (ii) the Nasdaq Stock Market-US Index and (iii) the Nasdaq Biotechnology Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.
Performance Measurement Comparison
OTHER MATTERS
      The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors may recommend.
      It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed.

THE BOARD OF DIRECTORS
Dated: April 28, 2006

Appendix A
CELL GENESYS, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN
(As amended April 2006)
     The following constitute the provisions of the 2002 Employee Stock Purchase Plan of Cell Genesys, Inc.
     1.      Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.
     2.      Definitions.
             (a)      “Administrator” shall mean the Board or any Committee designated by the Board to administer the plan pursuant to Section 14.
             (b)      “Board” shall mean the Board of Directors of the Company.
             (c)      “Change of Control” shall mean the occurrence of any of the following events:
                         (i)      Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
                         (ii)     The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
                         (iii)    The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.
                         (iv)     A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

             (d)      “Code” shall mean the Internal Revenue Code of 1986, as amended.
             (e)      “Committee” means a committee of the Board appointed by the Board in accordance with Section 14 hereof.
             (f)      “Common Stock” shall mean the common stock of the Company.
             (g)      “Company” shall mean Cell Genesys, Inc., a Delaware corporation.
             (h)      “Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.
             (i)      “Designated Subsidiary” shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.
             (j)      “Director” shall mean a member of the Board.
             (k)      “Eligible Employee” shall mean any individual who is a common law employee of the Company or any Designated Subsidiary, and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.
             (l)      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
             (m)     “Exercise Date” shall mean the first Trading Day on or after February 1 and August 1 of each year. The first Exercise Date under the Plan shall be February 1, 2003.
             (n)     “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
                         (i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;
                         (ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                         (iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
             (o)      “Offering Date” shall mean the first Trading Day of each Offering Period.
             (p)      “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and August 1 of each year and terminating on the first Trading Day on or after the February 1 and August 1 Offering Period commencement date approximately twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.
             (q)      “Plan” shall mean this 2002 Employee Stock Purchase Plan.
             (r)      “Purchase Period” shall mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Offering Date and end with the next Exercise Date.
             (s)      “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.
             (t)      “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
             (u)      “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.
     3.      Eligibility.
             (a)      General. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.
             (b)      Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.      Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
     5.      Participation. An Eligible Employee may participate in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office at least five (5) business days prior to the applicable Offering Period.
     6.      Payroll Deductions.
             (a)      At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period or Purchase Period, as the case may be. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
             (b)      Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
             (c)      All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
             (d)      A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.
             (e)      Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

             (f)      At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.
     7.      Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Purchase Period more than a number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Eligible Employee may accept the grant of such option by turning in a completed Subscription Agreement (attached hereto as Exhibit A) to the Company on or prior to an Offering Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.
     8.      Exercise of Option.
             (a)      Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
             (b)      If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

     9.      Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator.
     10.     Withdrawal.
             (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
             (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
     11.     Termination of Employment. In the event a participant ceases to be an Eligible Employee of the Company or any Designated Subsidiary, as applicable, he or she will be deemed to have elected to withdraw from the Plan and any payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.
     12.     Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
     13.     Stock.
             (a)      Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 200,000 shares plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2007, equal to the lesser of (i) 300,000 shares, (ii) 1/2% of the outstanding shares on such date or (iii) an amount determined by the Administrator; provided, however, that such number of shares available for sale under the Plan shall increase by 200,000 shares immediately upon the obtaining of the approval of the Company’s stockholders of an amendment to the Plan therefor at the Company’s Annual Meeting of Stockholders in June 2006.

             (b)      Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.
             (c)      Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
     14.     Administration. The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.
     15.     Designation of Beneficiary.
             (a)     A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
             (b)     Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
             (c)     All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.
     16.     Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, participants shall only have the rights of an unsecured creditor.
     18.     Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
     19.     Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.
             (a)      Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 13(a)(i)), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
             (b)      Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
             (c)      Merger or Change of Control. In the event of a merger or Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20.     Amendment or Termination.
             (a)      The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.
             (b)      Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
             (c)      In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
                         (i)      increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
                         (ii)     shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
                         (iii)    allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     21.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     22.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
             As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     23.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect until terminated under Section 20 hereof.
     24.     Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

EXHIBIT A
CELL GENESYS, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Offering Date:

Change in Payroll Deduction Rate
Change of Beneficiary(ies)
1.	_______________hereby elects to participate in the Cell Genesys, Inc. 2002 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (from 0 to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of ______________________________(Eligible Employee or Eligible Employee and Spouse only).

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)

	(First)	(Middle)	(Last)

Relationship

Percentage Benefit	(Address)

NAME: (please print)

	(First)	(Middle)	(Last)

Relationship

Percentage of Benefit	(Address)

Employee’s Social
Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B
CELL GENESYS, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
     The undersigned participant in the Offering Period of the Cell Genesys, Inc. 2002 Employee Stock Purchase Plan which began on ____________, _________(the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CELL GENESYS, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

JUNE 20, 2006

     The undersigned stockholder of Cell Genesys, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2006, and hereby appoints Stephen A. Sherwin, M.D. and Sharon E. Tetlow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Cell Genesys, Inc. to be held on Tuesday, June 20, 2006 at 10:00 A.M. Pacific Time, at the Company’s offices at 500 Forbes Boulevard, South San Francisco, California 94080, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth on the reverse side.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

CELL GENESYS, INC.
500 FORBES BOULEVARD
SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cell Genesys, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Cell Genesys, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CELLG1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELL GENESYS, INC.

Vote on Directors

1.	To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

	Nominees:	01) Stephen A. Sherwin, M.D., 02) David W. Carter,	For	Withhold	For All	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
		03) Nancy M. Crowell, 04) James M. Gower,	All	All	Except
		05) John T. Potts, Jr., M.D., 06) Thomas E. Shenk, Ph.D.,	☐	☐	☐
07) Eugene L. Step, 08) Inder M. Verma, Ph.D.,
09) Dennis L. Winger

Vote on Proposals		For	Against	Abstain

2.	To amend the Company’s 2002 Employee Stock Purchase Plan to increase the maximum number of shares of common stock by which the total number of shares authorized for issuance under the plan automatically increases each year from 100,000 shares to 300,000 shares, effective immediately upon stockholder approval.	☐	☐	☐

		For	Against	Abstain

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.	☐	☐	☐

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.	☐	☐	☐

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

Please sign this proxy exactly as your name(s) appear(s) hereon. Joint owners should sign personally. An attorney, administrator, trustee, executor, guardian or other person signing in a representative capacity should indicate the name of the corporation and such officer’s capacity.

For comments, please check this box and write them on the back where indicated	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date